Form C

Cover Page

Name of issuer:

Hawaiian Ola Brewing Corporation

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: HI

Date of organization: 12/22/2015

Physical address of issuer:

74-5598 Luhia Street
Kailua-Kona HI 96740

Website of issuer:

http://www.olabrewco.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$300,000.00

Deadline to reach the target offering amount:

4/27/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,593,737.00	$679,312.00
Cash & Cash Equivalents:	$187,127.00	$244,325.00
Accounts Receivable:	$1,510.00	$0.00
Short-term Debt:	$118,065.00	$42,592.00
Long-term Debt:	$2,231,004.00	$791,038.00
Revenues/Sales:	$56,182.00	$0.00
Cost of Goods Sold:	$21,309.00	$0.00
Taxes Paid:	$3,031.00	$0.00
Net Income:	($611,104.00)	($155,318.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hawaiian Ola Brewing Corporation

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Brett Jacobson	CEO & Founder	Hawaiian Ola Brewing Corporation	2015
Josephine Naehalani Breeland	President/ Director of Marketing	Ola Brew Co.	2015
Chris Whidden	Vice President	La'au Pono	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Brett Jacobson	CEO	2015
Brett Jacobson	Founder	2015
Josephine Naehalani Breeland	President/ Director of Marketing	2015
Chris Whidden	Vice President	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Dragononi Inc.	1000000.0 Common Stock	23.54
Brett Jacobson	1500000.0 Common Stock	35.3

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The primary risks an investor in Ola Brew Co. should consider are risks from competition, risks associated with market assumptions, risks associated with financing and interest rates, risks of acquisitions and joint ventures, and risks associated with costs of raw materials, packaging and shipping.

Ola Brew Co., being based on a remote island, will require a wide range of imported raw materials to produce and package our products. Raw commodities are subject to significant price increases resulting from a number of possible factors. While the common and increasing concern of water risk (fresh water supplies being pinched by increasing demand) is not an issue for our company, certain materials such as bottles, aluminum for cans, and flavor compounds not made on island may, at times, be difficult to source. Related—Oil and gas prices can significantly impact the costs associated with packaging and shipping, especially being an island-based company.

An additional risk associated with product packaging is Ola Brew Co.'s reliance on the Hawaii division of Ball's can manufacturing location to produce many of its cans for lower priced products in the pipeline. This plant represents the only on-island location capable of producing cans locally. There is risk for the company in the plant closing because it would require the use of an alternative source, likely from the mainland, which will come with additional costs associated with logistics.

The alcoholic beverage sector, in which Ola Brew Co operates, is a highly competitive market, where competition risks are significant. To succeed, Ola Brew Co. must be able to respond quickly to changes in consumer preferences. For example, Ola Brew Company may have to adjust to an increased consumer emphasis on lower sugar content. Ola Brew Co. will work to anticipating market shifts and respond accordingly to actions by competitors.

Ola Brew Co. has made certain assumptions about alcoholic and non-alcoholic markets in order to create financial projections for the business. There is risk associated with the accuracy of these projections being compromised due to sharp changes in key assumptions such as cider market growth, the energy drink market in Hawaii, and other related variables. In order to mitigate this risk, Ola Brew Co. has taken great care to ensure the reliability and source quality of key assumptions used in the business plan.

Ola Brew Co., like many comparable alcoholic beverage companies, may make substantial capital expenditures in such areas as research and development, and production facilities. Therefore, management of working capital, strategic planning of capital expenditures and the company's debt position are all of major importance. Various risks are associated with interest rates and financing—these risks must to be managed well to ensure profitability. Ola Brew Co. understands that the company must invest in growth while working to avoid taking on excessive debt levels, especially at high interest rate levels.

A source of revenues for Ola Brew Co may be found in emerging-market economies. Emerging markets represent substantial opportunities but also have accompanying risks. Penetrating emerging markets is often accomplished through acquisitions or joint venture partnerships. For Ola Brew Co. to effectively profit from gaining access to new markets, we must identify the best acquisition or partnership opportunities, be able to obtain adequate funding for market expansion, and negotiate favorable deals. An additional risk arising from doing business in foreign countries is currency exchange-rate risk.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% bringing new canned beer and cider to market, 5% Wefunder Intermediary fee

---

If we raise: **$300,000**

Use of Proceeds: 68% will go to completing build out of restaurant, 17% bringing new canned beer and cider to market, and 10% designing a satellite location on Oahu that will increase revenues and brand awareness. 5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $10,000,000.00 valuation cap; 15.000% discount; 8% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $50,000.00, maximum goal is $300,000.

Valuation Cap: $10,000,000.00

Discount Rate: 85%

Maturity; Acceleration. If this Note has neither been converted into equity nor paid in full by December 5, 2020 (the "Maturity Date"), then the Holder shall have the option to either (i) convert the unpaid principal outstanding hereunder and all interest accrued thereon into shares of the Company's Common Stock at a conversion price equal to eighty-five percent (85%) of the most recent fair market value as determined by the board of directors of the Company or independent appraiser for equity compensation purposes, or if no such valuation is available, at eighty-five percent (85%) of the per share price received by the Company for the most recent issuance of Common Stock prior to the conversion; or (ii) extend the Maturity Date by six (6) month increments until the Note has been converted into equity.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 8% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Conversion and Repayment

Automatic Conversion. The entire unpaid principal amount of and accrued interest on this Note shall be automatically converted into those shares of the Company's preferred equity securities (the "Equity Securities"), plus any securities convertible into orexercisable for Equity Securities, issued and sold in the Company's next preferred equity
financing in a single transaction or a series of related transactions yielding gross proceeds to the
Company of at least $1,000,000 in the aggregate (not including the conversion of any convertible nnotes including the Notes) (the "Next Equity Financing"). The conversion shall be effective as of that closing of the Next Equity Financing at which the gross proceeds (not including note conversions) reach $1,000,000. The number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing the entire principal amount of this Note plus accrued interest by the lesser of (i) eighty-five percent (85%) of the price per share of the Equity Securities, or (ii) the price obtained by dividing $10,000,000 by the aggregate number of outstanding shares of the Company's common stock as of immediately prior to the initial closing of the Next Equity Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than convertible notes including the Notes). In either case the number of shares issued shall be rounded up to the nearest whole share. In all other respects, the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing.

Conversion on Liquidity Event. In the event of (a) a merger of the Company with or into another entity (if after such merger the holders of a majority of the Company's voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity), (b) a sale by the Company of all or substantially all of its assets, (c) the sale of more than fifty percent (50%) of the outstanding voting securities of the Company to a party or parties who did not hold voting securities of the Company prior to the Liquidity Event, or (d) the closing of the Company's first firm commitment underwritten public offering of the Company's common stock registered under the Securities Act of 1933, as amended (each such event being referred to herein as a "Liquidity Event"), and this Note has not been paid in full or converted into equity in accordance with the terms above, then, immediately prior to the closing of such Liquidity Event, the outstanding principal and accrued interest under this Note shall be converted, at the option of the Holder, into shares of the Company's common stock at a conversion price equal to eighty-five percent (85%) of the most recent fair market value as determined by the board of directors of the Company or independent appraiser for equity compensation purposes, or if no such valuation is available, at eighty percent (85%) of the per share price received by the Company for the most recent issuance of Preferred non-voting stock prior to the conversion. Notwithstanding the foregoing, a Liquidity Event shall not include (x) any consolidation or merger effected exclusively to change the domicile of the Company, or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.
(c) Interest Accrual. If a Change of Control is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Change of Control.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a shareholder of the Company for any purpose.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Note may be amended with the written consent of the Company and the Holders of Notes representing a majority of the outstanding principal amount of all Notes then outstanding.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common	10,000,000	4,248,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Stock do have voting rights. Preferred Stock has not yet been authorized but will have liquidation preferences but not voting rights

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, Convertible Notes, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as
discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

no

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares. As discussed in Question 13, when we engage in an offering of equity involving Stock, Investors may receive a number of shares of Preferred Stock calculated as either the conversion price equal to the lesser of (i) 85% of the price paid per share for Equity Securities by the Investors in the Qualified Financing or (ii) the price equal to the quotient of the valuation cap of $10,000,000.00 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt). Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the
- market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	05/28/16
Amount	$400,000.00
Interest rate	15.0% per annum
Discount rate	40.0%
Valuation cap	$7,000,000.00
Maturity date	05/31/19

Convertible Note

Issue date	11/18/16
Amount	$100,000.00
Interest rate	8.0% per annum
Discount rate	40.0%
Valuation cap	$7,000,000.00
Maturity date	05/31/19

Convertible Note

Issue date	12/23/16
Amount	$250,000.00
Interest rate	8.0% per annum
Discount rate	40.0%
Valuation cap	$7,000,000.00
Maturity date	05/31/19

Convertible Note

Issue date	01/13/17
Amount	$250,000.00
Interest rate	8.0% per annum
Valuation cap	$7,000,000.00
Maturity date	12/05/19

Convertible Note

Issue date	05/01/17
Amount	$495,890.00
Interest rate	8.0% per annum
Discount rate	15.0%
Valuation cap	$7,000,000.00
Maturity date	12/05/19

Convertible Note

Issue date	09/20/17
Amount	$150,000.00
Interest rate	8.0% per annum
Valuation cap	$7,000,000.00
Maturity date	12/05/19

Convertible Note

Issue date	11/15/17
Amount	$250,000.00
Interest rate	8.0% per annum
Valuation cap	$7,000,000.00
Maturity date	12/05/19

Convertible Note

Issue date	12/15/17
Amount	$100,000.00
Interest rate	8.0% per annum
Valuation cap	$7,000,000.00
Maturity date	12/05/19

Convertible Note

Issue date 02/15/18
Amount $100,000.00
Interest rate 8.0% per annum
Discount rate 15.0%
Valuation cap $7,000,000.00
Maturity date 12/05/19

Convertible Note

Issue date 02/19/18
Amount $75,000.00
Interest rate 8.0% per annum
Discount rate 15.0%
Valuation cap $7,000,000.00
Maturity date 12/05/19

Convertible Note

Issue date 03/05/18
Amount $70,000.00
Interest rate 8.0% per annum
Discount rate 15.0%
Valuation cap $7,000,000.00
Maturity date 12/05/19

Convertible Note

Issue date 03/06/18
Amount $200,000.00
Interest rate 8.0% per annum
Discount rate 15.0%
Valuation cap $7,000,000.00
Maturity date 12/05/19

Convertible Note

Issue date 03/15/18
Amount $30,000.00
Interest rate 8.0% per annum
Discount rate 15.0%
Valuation cap $7,000,000.00
Maturity date 12/05/19

Convertible Note

Issue date 03/22/18
Amount $25,000.00
Interest rate 8.0% per annum
Discount rate 15.0%
Valuation cap $7,000,000.00
Maturity date 12/05/19

Convertible Note

Issue date 10/19/18
Amount $250,000.00
Interest rate 8.0% per annum
Discount rate 15.0%
Uncapped Note Yes
Maturity date 12/05/18

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2016	Regulation D, Rule 506(b)	Convertible Note	$400,000	General operations
11/2016	Regulation D, Rule 506(b)	Convertible Note	$100,000	General operations
12/2016	Regulation D, Rule 506(b)	Convertible Note	$250,000	General operations
1/2017	Regulation D, Rule 506(b)	Convertible Note	$250,000	General operations
5/2017	Regulation Crowdfunding	Convertible Note	$495,890	General operations
9/2017	Regulation D, Rule 506(b)	Convertible Note	$150,000	General operations
11/2017	Regulation D, Rule 506(b)	Convertible Note	$250,000	General operations
12/2017	Regulation D, Rule 506(b)	Convertible Note	$100,000	General operations
2/2018	Regulation D, Rule 506(b)	Convertible Note	$100,000	General operations
2/2018	Regulation D, Rule 506(b)	Convertible Note	$75,000	General operations
3/2018	Regulation D, Rule 506(b)	Convertible Note	$70,000	General operations
3/2018	Regulation D, Rule 506(b)	Convertible Note	$200,000	General operations
3/2018	Regulation D, Rule 506(b)	Convertible Note	$30,000	General operations
3/2018	Regulation D, Rule 506(b)	Convertible Note	$25,000	General operations
5/2018	Regulation Crowdfunding	Convertible Note	$211,315	General operations
10/2018	Section 4(a)(2)	Convertible Note	$250,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Did you know that a) More than half of the tropical fruit grown in Hawai'i falls to the ground and never makes it to market; b) U.S. demand for craft alcohols has doubled in the last 5 years, and c) Most beer and cider consumed in Hawai'i is imported? Our conclusion: it's time Hawai'i County had its own brewery designed to turn the state's abundance of produce into revenue for local farmers. And as the experienced beverage entrepreneurs who started Hawaiian Ola, we are the best team for the job!

Our goal is to share locally sourced and brewed craft beers and ciders with our Hawai'i County community. Our team has a 5-year proven track record of growing our original beverage brand (Hawaiian Ola) 100% year-over-year in the competitive energy drink space. Now, we see opportunity to open a new company in the alcohols market, which is 10x larger than the energy market. The facility has created over 20 new local jobs, cash for local farmers, and reduce Hawai'i's reliance on imported goods.

Milestones

Hawaiian Ola Brewing Corporation was incorporated in the State of Hawaii in December 2015.

Since then, we have:

- First to bring production scale, locally sourced, craft cider to Hawaii.
- Raised over $2.5M for equipment, facility build out, and taproom.
- Launched our 14,000 sq. foot beverage facility and taproom in December of 2017.
- Launched our retail products in stores statewide in July, 2018, 7 months after we opened doors. We are now in over 250 retail locations throughout the state including Wholefoods, Costco, Safeway, CVS and many local chains and independent stores.
- Our founding team signed 3-year work commitments, and each team member has a stake in the company, incentivizing them to take ownership and pride in everything they do.
- Managed by seasoned beverage industry professionals.
- Will open first satellite taproom on Oahu in the fall of 2019.

Historical Results of Operations

Our company was organized in December 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $56,182 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 62.07% in fiscal year 2017, compared to % in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $1,593,737, including $187,127 in cash. As of December 31, 2016, the Company had $679,312 in total assets, including $244,325 in cash.
- *Net Loss.* The Company has had net losses of $611,104 and net losses of $155,318 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $2,349,069 for the fiscal year ended December 31, 2017 and $833,630 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $2,746,140 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Hawaiian Ola Brewing Corporation cash in hand is $140,000, as of November 2018. Over the last three months, revenues have averaged $124,779.68/month, cost of goods sold has averaged $62,534.10/month, and operational expenses have averaged $110,000/month, for an average burn rate of $47,754.42 per month. Our intent is to be profitable in 10 months.

Since opening we have recruited new employees and new talents to ensure our success and reach our potential in the industry including marketing and sales on outer-islands to increase brand awareness and ensure success in new accounts statewide. As we continue to maximize and invest in our current taproom and onsite brewery location we will see an increase in revenue as we build out additional spaces.

Our monthly sales growth is projected to increase by $100,000 in the next 6 month period. This is due to diversifying our sales through launching 3 more canned beer and cider products, and opening our restaurant in our taproom. Anticipated expenses come with completing the kitchen portion, and building out satellite tap location.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.olabrewco.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Ola Brew Co Convertible Note

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Brett Jacobson
- Chris Whidden
- Josephine Naehalani Breeland

Appendix E: Supporting Documents


Ola
BREW
HAWAI'I COUNTY
GROWLER Fills
EXIT

INVEST IN OLA BREW CO.

maximum target met

$0
raised of $0 maximum target from 0 investors

Producing world-class beers and ciders using local ingredients in Hawai'i County

Did you know that a) More than half of the tropical fruit grown in Hawai'i falls to the ground and never makes it to market; b) U.S. demand for craft alcohols has doubled in the last 5 years, and c) Most beer and cider consumed in Hawai'i is imported? Our conclusion: it's time Hawai'i County had its own brewery designed to turn the state's abundance of produce into revenue for local farmers. And as the experienced beverage entrepreneurs who started Hawaiian Ola, we are the best team for the job!



Brett Jacobson
CEO
His mission: to create a fair place for island farmers to sell their goods and thrive. Previous owner of Envy BioFuels. LEED Certified Builder. Founder of the Hawaiian Ola Beverage Company.

Aina Inspired and Crafted with Pride


OLA IS LIFE
Ola
BREW
HAWAI'I COUNTY
ENJOY IT

$ 100 min

REMIND ME (397)

What you are investing in

Custom Convertible Note

$10M valuation cap

8% interest
15% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $10M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$1,000+
Exclusive Investor Shirt and Hat and -5% discount in Ola Brew taproom -5% discount off our online shop - A free tour and guided tasting at Ola Brew Co. - A free draft Ola Brew on your birthday!

$10,000+
-Dinner pairing with one of our incredible Island Chefs and our

Why you may want to invest

1. First to bring production scale, locally sourced, craft cider to Hawaii.
2. Raised over $2.5M for equipment, facility build out, and taproom.
3. Launched our 14,000 sq. foot beverage facility and taproom in December of 2017.
4. Launched our retail products in stores statewide in July, 2018, 7 months after we opened doors. We are now in over 250 retail locations throughout the state including Wholefoods, Costco, Safeway, CVS and many local chains and independent stores.
5. Our founding team signed 3-year work commitments, and each team member has a stake in the company, incentivizing them to take ownership and pride in everything they do.
6. Managed by seasoned beverage industry professionals.
7. Will open first satellite taproom on Oahu in the fall of 2019.
8. Raised $707,205 from 634 investors on Wefunder since May 2017.

Our Ambition

Our goal is to share locally sourced and brewed craft beers and ciders with our Hawai'i County community. Our team has a 5-year proven track record of growing our original beverage brand (Hawaiian Ola) 100% year-over-year in the competitive energy drink space. Now, we see opportunity to open a new company in the alcohols market, which is 10x larger than the energy market. The facility has created over 20 new local jobs, cash for local farmers, and reduce Hawai'i's reliance on imported goods.

Ola Brew Pitch Deck

olabrewco.com

delightful brews! -5% discount in Ola Brew taproom -5% discount off our online shop - A free tour and guided tasting at Ola Brew Co. - A free draft Ola Brew on your birthday!

$15,000+
-Be the first to taste a specialty batch, send us notes, and you will be a part of our process to make a product worthy for the retail store shelves! -5% discount in Ola Brew taproom -5% discount off our online shop - A free tour and guided tasting at Ola Brew Co. - A free draft Ola Brew on your birthday!

$25,000+
-A day in the life! Come join us for a day in the life! Get the inside scoop on Ola Brew Co -5% discount in Ola Brew taproom -5% discount off our online shop - A free tour and guided tasting at Ola Brew Co. - A free draft Ola Brew on your birthday!

see less

Why I Like Ola Brew Co.

> *Our partnership with Ola Brew has been incredible and a great decision for us. The reception in retail stores has gone overwhelmingly well. Ola Brew is out the gate with a winning combo: it's a local beer and they're leading with their flagship IPA. You can't go wrong with that combination.*



Thom Cornog
CRAFT BEER SALES MANAGER, PARADISE BEVERAGE

THE BUZZ ABOUT OLA BREW CO.

> *The second -- the very second -- I learned about Ola Brew Co., I knew it would be a project to support both personally and professionally. The unwavering dedication to the local community and our farmers speaks volumes about who these good people are.*



Dania Novack-Katz

Owner/Publisher of Edible Hawaiian Islands magazine

> *I'm really excited and impressed by Hawaiian Ola's Cidery project. The Big Island and Hawaii are ripe for some fresh beverage ideas and companies. Based on their success, I am very confident that they'll knock it out of the park!*



Mattson Davis

Founding CEO, Kona Brewing Co.

> *[Their] whole idea is to cultivate local farmers that promote Hawaiian agriculture, sustainability, and organic farming to create a better lifestyle and future for the islands. Which means every time you support [them], you're supporting a healthier practice of farming and agriculture and a more sustainable Hawai'i.*

Free Surf Magazine

Now you can get IPA from Big Island's newest brewery on Oahu

How do you know you have a beer obsession? Perhaps it's when you walk into the beer aisle at the grocery store and, within seconds, you can tell something is different. The green, yellow and white packaging popped up immediately in my

November 1, 2018 @ frolichawaii.com

Hawaii Brewery-Building Community One Pint at a Time

KAILUA-KONA, Hawaii, Apr. 19 /CSRwire/ - After the successful launch of their Hawaii County brewery and taproom in December, 2017, Ola Brew Co. announces a round-two equity raise of $200,000 to add an onsite restaurant and double brewing

October 12, 2018 @ csrwire.com

Hawaii Forest & Trail & Kohala Zipline Offer Kama'aina BOGO

After a busy summer and with many visitors heading home, it's time for Hawai'i residents to play. Pack up the family and friends and take advantage of the Buy One Get One kama'aina offer on Hawaii Forest & Trail's Hidden Craters Hike or Kohala

October 12, 2018 @ bigislandnow.com

Booming by the barrel: Ola Brew Co. continues to grow

It's been eight months since Ola Brew Co. opened its doors on Luhia Street. Less than a year is but a blink of an eye in the business world, but what a ride it's already been for the brewery tucked away in the old Kona Industrial Area.

September 2, 2018 @ hawaiitribune-herald.com

Mutual support: Farmers and Ola Brew work together to create local products

I first heard about Hawaiian Ola when my friend Doug Pittman, from Kona Hawk Farm, told me about his son Derek's involvement in a new company that was buying local noni fruit to use in an energy drink.

April 15, 2018 @ westhawaiitoday.com

Kona Brewers Festival offers great flavors, great company

KAILUA-KONA - "Anyone who says they don't like beer is a liar," Laina Reisenfeld, a bartender at Ola Brew in Kailua-Kona, said. "They just haven't found the right one yet." For the record, I completely agree with Reisenfeld's assessment of beer.

March 11, 2018 @ westhawaiitoday.com

New craft brewery promotes island ingredients, self-sufficiency

KAILUA-KONA - When customers come to Ola Brew Co. on Luhia Street, they can sip on the new brewery's Ola Pale Ale or Ola Lager as they look out the taproom's windows onto the brewery floor below.
December 16, 2017 @ westhawaiitoday.com

How This Hawaii Business Is Using A New Law To Raise Money

Crowdfunding sites like Kickstarter have long offered backers a straightforward deal. People donate money to a creative project and get a reward, like a T-shirt or cool new gadget. But one thing backers couldn't get was equity in the new company. A
May 8, 2017 @ civilbeat.org

Living Pono With Hawaiian Ola

The Hawaiian word pono can translate to many words - good, righteous, fair, beneficial, in perfect order... but regardless of the semantics, the meanings are all synonymous for a lifestyle that Freesurf loves and promotes. Eating well, enjoying the
June 14, 2016 @ freesurfmagazine.com

Hawaii company introduces new iced tea line brewed with mamaki

Shaka Tea has introduced the first line of bottle iced teas brewed with Hawaii-grown mamaki. The company's teas are distributed by Hawaiian Ola and available in 40 locations across the state.
June 2, 2016 @ bizjournals.com

Hawaiian Paddle Sports founder on the decision to become a B-Corp

While "Benefit Corporation" is an actual IRS business structure and requires a separate process, a B-Corp is certified by B Labs, a nonprofit. Other B-Corp companies in the U.S. include Ben and Jerry's, Etsy, Patagonia, and the Honest Co. In
April 7, 2016 @ bizjournals.com

Local businesses benefit from Honolulu Marathon madness

A small 2.5 ounce bottle of local noni juice is making a big splash across the globe. Hawaiian Ola owner Naeha Breeland says her company's success is all thanks to exposure from the Honolulu Marathon expo. "It has definitely gotten the word out.
December 11, 2015 @ kitv.com

Brazilian Show Room Presents The Surf n Sea Pipeline Womens Pro | SURFER Magazine

industry news All Fired Up Brazilian Show Room presents The Surf n Sea Pipeline Womens Pro March 16-24th, 2015, Pipeline, Oahu, Hawaii Defending Champion 2014: Bethany Hamilton Runner Up: Moana Jones Pipeline can be a crazy wave, get ready
March 13, 2015 @ surfermag.com

Hawaiian Ola Announces B Corp Certification

A mission-focused Hawaiian business is stepping away from the conventional and joining other ethical companies in certifying business practices that lead to social change. SAN RAFAEL, Calif., Oct. 14 /CSRwire/ - In the new consumer economy,
October 14, 2013 @ csrwire.com

Even More Press Releases From This Past Weekend's Motorcycle Road Races (Updated)

Meen Motorsports would like to thank the following team sponsors for 2013, Yamaha, Graves Motorsports, South Valley Orthopedics and Sports Medicine, San Jose Ear And Sinus, Hawaiian Ola, San Jose Yamaha, Yamaha Generators, Yamalube, Radiomedics,
March 19, 2013 @ roadracingworld.com

MEEN Motorsports Team Launch 2013

Event host, Fit For Speed, treated attendees to light bites, alongside a wine bar by V-Twin Wines, while providing them with the rare chance, to meet and greet the team, in a one-on-one setting. Guest also received an exclusive preview at the Next Moto
February 25, 2013 @ google.com

Meen Motorsports debuts 2013 Yamaha R6 and announces Hawaiian Ola as new team sponsor

Surrounded by a number of motorcycle industry peers and local racing fans, Meen Motorsports unveiled their 2013 Yamaha R6, for the up coming AMA Pro Racing season. Campbell, CA.
February 25, 2013 @ nextmotochampion.com

Craft Hard Cider and Beer, Hawai'i Made

Ola Brew Co. embodies Hawaii through and through, made to support Hawaii's environment and economy. Our cider and beer is made with tropical fruits, by and for Hawaii's local residents, and enjoyed by craft alcohol fans everywhere.






Ola
BREW
HAWAI'I COUNTY

Na Hawai'i No Hawaii - By Hawai'i for Hawai'i

While our ciders currently incorporate the majority of our locally sourced ingredients, the addition of our restaurant will give us the opportunity to grow our agricultural impact. One of our 5 year goals is to have an entirely estate grown beer in which the hops and grains are also grown right here on Hawaii Island.







Comparing Apples to Dragonfruit

Most of today's ciders are, well ... tame. We aim to make flavorful ciders like nothing you've tasted before, using island-grown fruit like pineapple and dragonfruit.







We've Built a Facility of Our Own

There's currently no processing location able to meet our large-scale, organic production needs in Hawaii. So, we've built our own. With our Class 18 Liquor License, we have the capacity to brew beer and wine, and to distill spirits. We have constructed our brewery, winery (for cider making), and production space and look forward to a future in distilled products as well. Since opening in December 2017, we have tripled our brewing capacity based on consumer demand for retail products!

Before



After







BEER

10 Months of Exciting Growth

Since opening in December, we've hit some major milestones, including tripling our fermenter and brite tank space, launching our products statewide based on consumer demand, and lowering our carbon footprint by upgrading our facility to include a CO_2 recovery system and Nitrogen Generator.



Matson



Sales Growth 2018 - Can't Stop, Won't Stop!

2018 has been an incredible year in growth for Ola Brew both in and outside of our taproom. See our quarterly revenue growth below.



$500K
$375K
$250K
$125K
Q1 2018
Q2 2018
Q3 2018
Projected Q4 2018
Tap Room
Direct Distribution
Packaged

Join Our Ohana!

Our achievements have been incredible so far and we have no plans of slowing down. We will continue to secure a market for farmers to sell their produce, while bringing quality and innovative products to our beer and, *now*, cider loving community!


MADE IN HAWAI'I
Ola BREW
IPA
INDIA PALE ALE
MA'A
ISLAND LAGER
KONA Gold

Our First Business: Hawaiian Ola

We started Hawaiian Ola Back in 2010 and have launched 16 different natural and organic energy drinks made with local ingredients. Since then we've grown Hawaiian Ola into a staple on the grocery store shelves.


noni


ORGANIC
Hawaiian OLA
noni
ENERGY


noni
PINEAPPLE PUNCH

16 Unique Products
80% Stores in Hawaii Carrying Hawaiian Ola

With 422 Retail Partners

Hawaiian Ola sits on Whole Foods, Safeway, and 7-Eleven shelves in Hawaii, and many other retailers throughout the state and mainland U.S. We can leverage our relationships with these 422 partners for Ola Brew.

SAFEWAY | Foodland FOOD, FAMILY & FRIENDS | WHOLE FOODS MARKET | CVS/pharmacy | 7-ELEVEN

By Hawaii, For Hawaii – We're Ola Brew

February 12th, 2018

Aloha Friends,

The Hawaiian proverb, I na malama 'oe i ka 'aina, na ka 'aina malama ia 'oe, says, "If you take care of the land, the land will take care of you." Today, we see the wisdom of these words more truly than perhaps any other time in history. The planet is in a state of tremendous change and in Hawaii, like so many other places, a time of renewal is on the horizon. The renaissance underway is replacing farms that once harmed the environment with crops that restore the land, plus substituting imported goods with locally made alternatives. What's driving the change is everyday people voting with their dollars at grocery stores, shops, and restaurants for products and companies that share their values.

SHOW MORE

Meet the Founders



Brett Jacobson

CEO

His mission: to create a fair place for island farmers to sell their goods and thrive. Previous owner of Envy BioFuels. LEED Certified Builder. Founder of the Hawaiian Ola Beverage Company.



Naehalani Breeland

Marketing Director

Raised on the island of Moloka'i, Naehalani works to foster positive growth in the community. As Co-founder and CEO at Hawaiian Ola, she knows what it takes to run a successful beverage brand.



Chris Whidden

Brand Manager

Over a decade of experience with startups as a founder and CTO. Launched and developed a medical infrared lab analysis platform and an early breast cancer detector. Now the oracle of Hawaiian Ola.

AND THE REST OF THE TEAM



Derek Pittman

Director of Operations

A strong background in sales and a passion for organic sustainable living. Joined Hawaiian Ola to sell products he believes in.



Kris Jacobson

Production Manager

Previously worked as an account executive and started his own consulting firm. Loves working in a competitive but enjoyable atmosphere.



Yvette Miller

Accounting

Experienced accountant and advisor with a passion for country living.



Jeffrey Dela Cruz

Graphic Designer

Takes joy in working with creative people aligned with his own values.



Buddy Ahnee

Production Manager

Manages all technical aspects of the production facility.



Pauahi Kamakau

Compliance / Admin

Born & raised in Hawai'i. Keeps her facility & community safe managing OSHA, FDA, and state regs.



Shawn O'Shaughnessy

Tap Room Manager

Former head of sales for an award winning brewery in Ft Collins, Colorado.

Raised $2,957,205From 635+ Investors

Dr. Vernon Oi

Dr. Oi holds a Ph.D. from Stanford University School of Medicine Department of Genetics where he was also awarded several landmark patents—collectively valued at over $1.2B.

Brett Jacobson

Henry Henderson

Aerospace Electrician and Enviromental system specialist.

Srinivas Gadiraju

Entrepreneur

Kelli Applegate

Ernest Pasion

Father of three, entrepreneur and licensed Medical Technologist.

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What makes Ola Brew Co. so special? ^

OB: We're brewing organic beers and ciders in Hawaiʻi from locally sourced ingredients, and building the first organic certified processing facility on Hawaiʻi Island. We've built Hawaiian Ola into an over $7M business in 5 years and we're using that experience to launch the first organic brewery in all of Hawaiʻi using locally sourced Hawaiian ingredients. Our new facility will be able to brew never-before-tasted flavors from endemic Hawaiian fruits and grains. This will be a truly unique Hawaiʻi-based alcohol brand.

WF: How did you guys get started? ^

OB: CEO/Founder, Brett Jacobson: I moved to Hawaiʻi about six years ago and started a farm down in South Kona. Around this time, I was reaching out to people in the community to see what farmers were growing and where they were selling their goods. I came to realize that the market for commercially grown agricultural commodities was pretty limited. You had essentially two options for entry into the business: you either grew enough to support your own farmers' market stand or you were growing for industry giants. Neither choice seemed very appealing to me, because going with the former pitted you against your neighbor while the latter took away some of your independence and freedom. In the end, we decided that we needed to break out of the mold and try something different. That's how we began our first company producing a non-alcoholic line of beverages made from locally sourced Hawaiian ingredients. The whole model behind the company is taking crops that were easy to grow responsibly and turning them into economically valuable products for consumers. We're taking the experience from running a successful line of juice and energy drink beverages and applying it to our new beers and ciders, which will likewise be organic, verified GMO free, and grown in Hawaiʻi.

WF: What's the market for beer and hard cider in Hawaiʻi? ^

OB: Coming from our background—building a successful business in the energy drink industry we see a lot of potential for us in alcohol. The market for beer in Hawaiʻi is $300 million a year, which is about ten times the size of the energy drink market. There are now 18 million cider drinkers in the U.S., compared to fewer than 5 million just 4 years ago—last year they generated over $1 billion in retail sales. Meanwhile, Hawaiʻi is ranked #28 for the amount of breweries per capita. There's a huge market for the beer, and the industry is exploding right now. Even more interesting, while the microbrewers and craft beers are growing about 20-30% per year in the U.S., cider is growing over at 70%. And there are zero cider companies in Hawaiʻi—which seems crazy because we grow all these amazing tropical fruits. Interest in cider is high because there's so much variety to choose from; there's a multitude of flavors cider can be made into besides apple, like pineapple or goji berry—the growing gluten free market doesn't hurt us either. We're going to be able to capture not just the local market with these exotic, original flavors, but also the national market. We're going to produce craft cider better than anyone else in the U.S. because we have access to more tropical fruit than mainland competitors.

WF: How will you capture interest for your beers and ciders? ^

OB: We have the advantage of a natural kind of marketing: the tourism industry. When people come to Hawaiʻi and hear about our locally produced, fresh, ciders and beers, they're going to want to try them. After exposure to our great beverages, they'll hopefully continue drinking them back home and tell others about their favorite new beverage.

In terms of competing with already existing Hawaiian beer companies, we plan to price competitively so that consumers get a better value. Companies like Maui Brew have a big market share here but they're selling for ten dollars per six pack while imported beer from Nevada, for example, is eight bucks a pack. Pricing is an important component that we're taking into consideration.

WF: What's different about your ciders?

OB: Our ciders will use locally grown, organic ingredients that naturally grow in this climate and terrain. Estate ciders and brews are rare in the continental US, and unheard of in Hawaii. When we say we are a Hawai'i brand, we mean it; many of our ingredients are grown and sourced in Hawai'i, we'll manufacture and bottle here on island, and our local consumers get first dibs. What we're creating is an authentic product that is true to our brand and mission.

WF: Tell us about the unique flavors you'll be able to make that no one has been able to brew before.

OB: We have the ability to produce seasonal beverages on a scale of our choosing since we won't have to live up to high minimum requirements from mainland packaging facilities. We can harvest fruits that only grow during a certain time of the year and offer ciders and beers in those flavors for limited times. For example, there's a certain fruit that grows really well in Hawai'i called the Mountain Apple that no one knows what to do with. It can't be exported because it needs to be processed right away before it goes bad. That's certainly something you could expect to see coming off our cider line.

WF: How will the success with your existing products translate into the cider market?

OB: By taking advantage of co-branding opportunities, that utilize our existing brand recognition, it will be easy to convey that the new products we are offering are also made with the same standards, and the same commitment to great, locally-sourced ingredients. People like our brand. They like our flavors. The market cap for energy drinks is about thirty million dollars a year in Hawai'i and the beer market is three hundred million a year, and right now we've captured about five percent of the energy drink market. If we did exactly what we did in the energy drink market with beer and cider, we should be able to capture a similar percentage of the market by using the same brand and the same team. Five percent of the three hundred million dollar cider market is fifteen million a year, and that's just Hawai'i and just cider alone. We think that the cider company will likewise have the same kind of opportunity.

WF: Why are you building the beer and cider brands under a new entity?

OB: We have a special community of investors who have supported our launch and growth at Hawaiian Ola. They're really behind the mission—most of them are health forward, eat organic, and don't drink alcohol. While they are happy with everything we're doing at Hawaiian Ola, the new endeavor will be a good opportunity to open up investment opportunity to a new group under a new brand. We're also thinking about the long term interests of our first angels and don't want to dilute their shares in order to launch the cider company.

WF: How do you help local farmers?

OB: We care about our farmers and actively strive to help them build a sustainable career. The average farmer in Hawai'i makes about $15,000/year, which is barely enough to support their livelihood. The only true solution to a sustainable world and healthy food production systems starts with our farmers. We need to make organic farming a financially feasible career so that organic farming isn't just a backyard gardening hobby. We envision a world where farmers can make fifty to a hundred-thousand dollars a year. We see other big businesses (food and beverage brands) boast that they're providing income for something like 10,000 farmers a year, when you do the math, though, and calculate how much they're paying these people, it doesn't amount to much. We want to move away from subsistence farming and turn it into something beneficial for both growers and consumers. We not only want to create an environmental impact but also a social impact—which for us means creating jobs.

WF: What is Hawaiian agriculture mostly composed of?

OB: Over forty percent of the agriculture in Hawai'i is focused on producing inedible products. It's usually feed, seed, or ethanol corn that's exported to the mainland. Another top product is pineapple, which is controlled by a super-corporation I won't name. Right now they are trying to sell off tremendous amounts of land that's been completely destroyed in the last fifty years from unsustainable farming practices. Getting back to the point, however, pretty much everything Hawai'i grows on a large scale is exported, but we do get a lot of our produce locally, about sixty percent of our fruits and vegetables are fresh grown in Hawai'i.

WF: How do you choose your products?

OB: We choose what products to make based on what raw materials we have. Even deeper than that, we decide which raw materials to use based on how sustainable and beneficial for the land and community growing them would be. We have a matrix that compares the environmental impact, availability (e.g. is it already being grown, where is it being grown, is it domestic or imported), and effort (does it need extra fertilizer, water, or other inputs). The other variable concerns volume, or how much we can grow of a certain ingredient. Corn is a great example. We can grow a lot of corn here, but it doesn't necessarily make the most sense agriculturally because it's not a native adapted plant. Hawaiian Ola has always been focused on developing products from things that really ought to be grown here.

WF: What do your customers love about you?

OB:

Our company and products underpin our mission to support Hawai'i's environment and economy by empowering local farmers producing organic, responsibly grown crops. Our aim is to allow consumers to vote with their dollars by purchasing products that align with their values. Leveraging their purchasing power gives consumers a say in the type of environment they'd like to see and future changes they want to see implemented. Some folks want to support local businesses and the local agricultural industry, while others are mostly focused on the environment, so they want to promote organic agriculture and GMO-free products.

But the mission is just one aspect that appeals to a specific segment of our drinkers. Another portion of our fans simply love our products because of their unique flavors and function—it's an economical thing and a utilitarian thing. They like the way it makes them feel. They like the availability and the price, and it happens to be a suitable drink for them. Hawaiian Ola's current product appeals to a broad demographic, and our upcoming cider will appeal to an even larger market. Our cider, like our juices, will be found in natural foods grocery stores, places like Whole Foods, but also in convenience stores like 7-Eleven.

WF: Do you sell mostly in Hawai'i or overseas?

OB: About 80% of our sales come from Hawai'i. As for exporting our current products or any future products, we'd like to tap into the Asian market, particularly Japan. The only thing holding us back, right now, is packaging. There's something called the Hawaii Seal of Quality that's recognized internationally as a stamp that guarantees high quality, locally-grown products that are authentically made in Hawai'i. Right now, we completely qualify for that seal in terms of quality and authenticity, but it requires that we package the products in Hawai'i, as well. For the last several years, we've had to rely on large, organically certified, co-packing facilities on the mainland to produce our products—Hawai'i just didn't have the facilities we needed to produce on island. Launching this new production facility, gives us a way to meet that final requirement, which will help us boost sales once we launch the canned ciders and beers.

WF: Why are you building an organic packaging facility? ^

OB: Hawai'i doesn't have a lot of commercial food infrastructure or means of production, especially for the kinds of production that we've been looking for. So we need our own processing facility. It not only has to be able to process the size and shape of our containers, cans, and bottles, but it also needs to be certified organic. There are no co-packers here that are both organic and/or have the equipment capable of packaging our products.

By building our own organic packaging facility, we'll be able to export internationally and help out other companies in Hawai'i that want to produce more certified organic products, as well. We're trying to solve a problem that plagues not only us, but other smaller businesses that don't have enough capital to build their own facilities. We're really excited about being able to help other companies that have a similar vision to us. Sharing facilities is mutually beneficial as the co-packing component will also directly supplement our overall revenue. Some great companies have approached us to talk about co-packing once our doors open.

WF: What will it take to build the facility? ^

OB: The main thing is raising adequate funds to outfit an entirely new facility. We're talking about around $2 million. The upside is that we've already raised $900,000, which we're using to purchase some of the processing facility's key assets. So, in total, we're looking to raise about $1.2 million more. Some of the equipment is already up and running—things like the new brew house and bright tanks. We've also outfitted a great 10K Sq Ft production location and tap room, which is leased in downtown Kailua Kona on Hawai'i Island. Major construction finished summer 2017 and our Class 18 alcohol license was awarded to us around the same time. What we need now is capital to pay for the build out of the restaurant for onsite food and some new pieces of equipment (needed in order to triple brewing capacity—we're barely able to keep up with all of the orders under our current capacity!) and working capital to fund cash-flow for the first year.

WF: Why haven't other co-packers gone through the process to be certified the organic? ^

OB: These guys don't like to take risks. They think that because they already have a business model that works and makes money that they don't need to consider the emerging market for organic foods. We've presented these businesses with the opportunity for going organic and they look at the costs of setting it up and say "no thank you." We, on the other hand, see the consumer demand for organic products, and we know there's a huge market here. We're willing to invest; and that's an insight that many facility owners don't necessarily have.

WF: What's the difference between certified organic facilities and non-organic facilities? ^

OB: The main difference that separates a certified organic facility from a conventional facility has to do with the compounds found in that facility. A conventional facility is allowed to have trace or even heavy amounts of pesticides and herbicides, synthetic fertilizers, etc., in the food they produce. In an organic environment, that would not be allowed. Facilities that try to cater to both have to undergo really intense cleaning regimens in between productions. There's a procedure set by the FDA that details equipment sterilization, segregation of storage, documentation, etc., and it's a lot of work.

WF: How much will being able to package on the island save you? ^

OB: Based on what we've projected, in alignment with the current products we have at Hawaiian Ola, the packing facility should be profitable within twelve months. Right off the bat, we've projected at least a quarter million dollars saved in tolling and shipping from just what we currently produce, and not yet factoring in any beer and cider production. Our margin would go from 44% to 53%, which is a big jump for us. From just those two elements alone, it's a sound economic investment for us.

Additionally, it saves us from huge peaks and valleys in our cash flow. When we work with these large co-packers on the mainland that also can for companies like Coke, Monster, and Rockstar, which have massive production demands in comparison, we're forced to meet really high minimums. It's been a huge toll for us to generate all that capital to meet those minimums and compete on that level. With our own packaging facility, we can control how much we spend by doing smaller runs more frequently. We won't be pressured to produce and package so much upfront, and will maintain an organic growth of our products in current and new markets.

WF: Has anyone else committed to using your packaging facility once it's open?

OB: We have three juice companies that want us to package for them and one of them wants us to help distribute, too. We'll be managing distribution and manufacturing for these smaller startups who are looking to launch new beverages. They're looking to us for help, and it's a trend that we're going to see more of in years to come, as more and more people want to get into the industry.

WF: How many businesses do you think the packaging facility will be able to serve?

OB: In addition to serving our own cider and beer brand, we'll scale out by bringing on two to three new brands per year on the co-packing side, our original Hawaiian Ola beverage brand being one of them. They'll, of course, pay a fee to use the facilities. Right now, there are about 10 different brands that could use our facilities.

WF: Do you guys have experience running a packing facility?

OB: We've been using the facilities of the largest co-packer in the West Coast; one that caters to Monster, Rock Star, and even Coca Cola. However, we actually rent the facilities from them for $3,000 per hour, and do everything ourselves. They don't manage the process for us. We go and manage the processing ourselves, so we definitely know what it's like to operate a packing facility.

WF: Who's on the team and why are you the ones to do this?

OB: We're a group of young, independent entrepreneurs who, along with our executives and employees, are driven by a passion to create more opportunities for Hawaiian agriculture. All the executives have been working 5 years on Hawaiian Ola and others have been in the industry for 2-3 years. We do our own distribution and marketing because we like to stay in touch with the local Hawaiian community. We believe it's important to create opportunities for our host culture; we're not coming into Hawaiʻi to capitalize on all of the resources, but rather the opposite—we want to help create a sustainable agricultural industry here. Our hope is that the work we're doing helps forward a much larger agro-social initiative, which is to achieve food sovereignty in Hawaiʻi and decrease the islands' reliance on imported goods from the mainland.

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Charles Hoffman INVESTOR Apr 26 2017

While I've reviewed the legalese, what is the strategy for paying back the investors--grow the biz and get acquired by a large-scale beverage co? Issue dividends?



Brett Jacobson CEO FOUNDER Apr 27 2017

Aloha Charles, we do not plan on selling out to a large beverage company. We plan on doing a round of fundraising in 3 years that will allow us to buy back investment notes with the interest and/or build our brew/cider pub. This round we will be aiming to raise $2-4M.

Sonia R. Martinez Jun 23 2016

This sounds exciting. Will your facility be able to also manufacture other products such as avocado oil? - which can be made even with avos that are watery and no high fat content, thus taking advantage also of so many avocadoes that go to waste around the island...



Chris Whidden Brand Manager FOUNDER Jun 23 2016

We're open to all kinds of collaborations! Avocado oil sounds like a great opportunity. Working with a diverse spectrum of local farmers and entrepreneurs is probably our favorite part of the job. We are already working with a local hot pepper guru who would like to co-package his amazing line of Hawaiian hot sauces, under the brand: Spicy Ninja Sauce, with us. Similarly a local tea company is ready to begin working with us, as soon as the facility is up and running. Email me directly *chris@hawaiiciderco.com* to discuss the avo project if you're up for vetting the idea further. Mahalo for the great question.

MORE QUESTIONS

RISKS

1 The primary risks an investor in Ola Brew Co. should consider are risks from competition, risks associated with market assumptions, risks associated with financing and interest rates, risks of acquisitions and joint ventures, and risks associated with costs of raw materials, packaging and shipping.

2 Ola Brew Co., being based on a remote island, will require a wide range of imported raw materials to produce and package our products. Raw commodities are subject to significant price increases

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Ola Brew Co. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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